Exhibit 10.3

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (the “Agreement”) is made by and between Broadpoint Securities Group, Inc., a New York corporation and its successors (“Broadpoint”), and the undersigned prospective stockholder (the “Stakeholder”) in Broadpoint.

WHEREAS, an Agreement and Plan of Merger by and among Broadpoint, Magnolia Advisory LLC, Gleacher Partners Inc., certain of the stockholders of Gleacher Partners Inc., and each of the holders of interests in Gleacher Holdings, LLC, dated as of March 2, 2009 (the “Merger Agreement”) will be entered into concurrently with the execution of this Agreement, pursuant to which Gleacher Partners Inc. will be merged with and into Magnolia Advisory LLC (the “Merger”);

WHEREAS, in connection with the Merger, Stakeholder shall receive significant consideration pursuant to the terms of the Merger Agreement;

WHEREAS, as a condition to the Merger, the Merger Agreement contemplates, among other things, that Stakeholder shall enter into this Agreement; and

WHEREAS, as a condition to the Merger, the Merger Agreement also contemplates Stakeholder and Broadpoint Capital, Inc. (“Company”) shall enter into an Employment Agreement concurrently with the execution of this Agreement (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual promises made herein, Broadpoint and the Stakeholder hereby agree as follows:

1.           Covenant Not to Compete or Solicit.

(a)           Non-Competition.  Until the third anniversary of the Closing Date, as defined in the Merger Agreement (the “Term”), the Stakeholder shall not (other than on behalf of Broadpoint and Company), without the prior written consent of Broadpoint, directly or indirectly, either on his own behalf or on behalf of any other person, (i) engage in a Competitive Business Activity (as defined below) anywhere in the Restricted Territory (as defined below), or (ii) induce, persuade or attempt to induce or persuade any customer, supplier or other person having business dealings with Broadpoint, Company or any of their affiliates to restrict its business relationship or dealings with Broadpoint, Company or any such affiliate, or (iii) make any statement or other communication that impugns or attacks the reputation or character of Broadpoint, Company or any of their affiliates, or damages the goodwill of any of them.  During the Term, none of Broadpoint, Company or any of their affiliates shall make any statement or other communications that impugns or attacks the reputation or character of the Stakeholder, or damages the goodwill of the Stakeholder and Broadpoint, Company and their affiliates shall instruct their respective directors and executive officers not to make any such statements.  Upon termination of the Merger Agreement without the prior occurrence of the Closing Date, this Agreement shall automatically terminate and be of no further force or effect.  For all purposes of this Agreement, “affiliate” shall mean a controlled affiliate.

For all purposes hereof, the term “Competitive Business Activity” shall mean:  (i) engaging in, or managing or directing persons engaged in any business in competition with the business of Broadpoint, Company or any of their affiliates; (ii) acquiring or having an ownership interest in any entity that derives revenues from any business in competition with the business of Broadpoint, Company or any of their affiliates (except for passive ownership of five percent (5%) or less of any entity whose securities are publicly traded on a national securities exchange or market or five percent (5%) or less of any entity whose securities are not publicly traded on a national securities exchange or market); or (iii) participating in the operation, management or control of any firm, partnership, corporation, entity or business (each, an “Entity”) described in clause (ii) of this sentence.  Notwithstanding anything contained herein to the contrary, the Stakeholder’s ownership interest in and/or continued provision of services to Gleacher Mezzanine Funds and/or Gleacher Fund Advisors shall in no event be deemed a Competitive Business Activity or give rise to a breach of this Agreement; provided that Stakeholder does not devote more than ten hours to the provision of such services during any month during the term of the Employment Agreement.

For all purposes hereof, the term “Restricted Territory” shall mean each and every country, province, state, city or other political subdivision of North America, Central America, South America, Asia, Australia and Europe in which Broadpoint, Company or any of their affiliates is currently engaged in business or otherwise distributes, licenses or sells its products.

(b)           Non-Solicitation.  During the Term, the Stakeholder shall not solicit, encourage or take any other action which is intended to induce or encourage, or could reasonably be expected to have the effect of inducing or encouraging, any employee of Broadpoint or any of its subsidiaries to terminate his employment with Broadpoint or any such subsidiary.

(c)           The covenants contained in Section 1(a) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 1(a) hereof.  If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.  In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law of a country, province, state, city or other political subdivision of the Restricted Territory, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws or the relevant jurisdiction.

(d)           The Stakeholder acknowledges that (i) the goodwill associated with Gleacher Partners Inc. prior to the Merger is an integral component of the value of Broadpoint and Company following the Merger and is reflected in the consideration to be received by the Stakeholder, and (ii) the Stakeholder’s agreement as set forth herein is necessary to preserve the value of Broadpoint and Company following the Merger.  The Stakeholder also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things, (A) Broadpoint and Company are engaged in a highly competitive industry, (B) the Stakeholder has unique access to, and will continue to have access to, the trade secrets and know-how relating to Broadpoint and Company, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) relating to Broadpoint and Company, (C) if the Stakeholder becomes an employee of Broadpoint, Company or any of their affiliates during the Term, the Stakeholder is accepting such employment on favorable terms in connection with the Merger, (D) in the event the Stakeholder’s employment with Broadpoint, Company or any such affiliate ended, the Stakeholder would be able to obtain suitable and satisfactory employment without violation of this Agreement, and (E) this Agreement provides no more protection than is necessary to protect Broadpoint’s interests in its and in Company’s and Magnolia Advisory LLC’s goodwill, trade secrets and confidential information.

2.	Confidentiality.

The Stakeholder recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of Broadpoint.  As a result, except (i) as required in order to perform his obligations under this Agreement or the Employment Agreement, (ii) as may otherwise be required by law or any legal or regulatory (including self-regulatory) process, or (iii) as is necessary in connection with any adversarial proceeding against Broadpoint, Company or any of their affiliates (in which case the Stakeholder shall use his reasonable best efforts in cooperating with Broadpoint, Company and any such affiliate in obtaining a protective order against disclosure by a court of competent jurisdiction), the Stakeholder shall not, without the express prior written consent of Broadpoint, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of Broadpoint, Company and their affiliates, any confidential, proprietary, business and technical information or trade secrets of Broadpoint, Company or any of their affiliates, including, without limitation, Magnolia Advisory LLC (the “Proprietary Information”) revealed, obtained or developed in the course of his employment with Broadpoint, Company or any such affiliate.  Proprietary Information shall include any confidential or proprietary information or trade secrets relating to any patents or other intellectual property assigned by the Stakeholder to Broadpoint, Company or any of their affiliates.  Proprietary Information also shall include, but shall not be limited to intangible personal property; technical information, including research design, results, techniques and processes; apparatus and equipment design; computer software; technical management information, including project proposals, research plans, status reports, performance objectives and criteria, and analyses of areas for business development; and business information, including project, financial, accounting and personnel information, business strategies, plans and forecasts, customer lists, customer information and sales and marketing plans, efforts, information and data.  In addition, “Proprietary Information” shall include all information and materials received by the Stakeholder, Broadpoint, Company or any of their affiliates from a third party subject to an obligation of confidentiality and/or non-disclosure.  Furthermore, nothing contained herein shall restrict the Stakeholder from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of the Stakeholder’s breach of this Section 2.  Failure by Broadpoint, Company or any of their affiliates to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

3.	Property.

(a)    Removal and Distribution.  All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of Broadpoint.  During the Term, the Stakeholder shall not remove from the offices or premises of Broadpoint or Company, as applicable, any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to Broadpoint, Company or any of their affiliates unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for employment and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose.  The Stakeholder shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of the assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of the duties; and upon the termination of his employment with Broadpoint, Company and all of their affiliates, the Stakeholder shall return to Broadpoint or Company, as applicable, all originals and copies of the foregoing then in his possession or under his control, whether prepared by the Stakeholder or by others.

(b)     Developments.  The Stakeholder acknowledges that all right, title and interest in and to any and all writings, documents, inventions, discoveries, ideas, developments, information, computer programs or instructions (whether in source code, object code, or any other form), algorithms, formulae, plans, memoranda, tests, research, designs, innovations, systems, analyses, specifications, models, data, diagrams, flow charts, and/or techniques (whether patentable or non-patentable or whether reduced to written or electronic form or otherwise) that the Stakeholder creates, makes, conceives, discovers or develops, either solely or jointly with any other person, at any time during employment or service with Broadpoint, Company or any of their affiliates, whether during working hours or at any facility of Broadpoint, Company or any of their affiliates or at any other time or location, and whether upon the request or suggestion of Broadpoint, Company  or otherwise, (collectively, “Intellectual Work Product”) shall be the sole and exclusive property of Broadpoint.  The Stakeholder shall promptly disclose to Broadpoint all Intellectual Work Product, and the Stakeholder shall have no claim for additional compensation for the Intellectual Work Product, except for any excluded Intellectual Work Product that is wholly unrelated to the business of Broadpoint, Company or any of their affiliates, in the broadest sense, provided that such Intellectual Work Product is not conceived, discovered or developed, either solely or jointly with any other person during working hours or at any facility of Broadpoint, Company or any of their affiliates or using any other Broadpoint related resource.

(1) The Stakeholder acknowledges that all the Intellectual Work Product that is copyrightable shall be considered a work made for hire under United States Copyright Law.  To the extent that any copyrightable Intellectual Work Product may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Stakeholder may retain an interest in any Intellectual Work Product, the Stakeholder hereby irrevocably assigns and transfers to Broadpoint any and all right, title, or interest that the Stakeholder may have in the Intellectual Work Product under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration.  Broadpoint shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

(2) The Stakeholder shall reveal promptly all information relating to any such Intellectual Property to the Board of Directors, and, at Broadpoint’s expense, shall cooperate with Broadpoint and execute such documents as may be necessary or appropriate (i) in the event that Broadpoint desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Work Product, and when such protection is obtained, renew and restore the same, or (ii) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

(3) In the event Broadpoint is unable after reasonable effort to secure the Stakeholder’s signature on any of the documents referenced in Section 3(b)(2) hereof, whether because of the Stakeholder’s physical or mental incapacity or for any other reason whatsoever, the Stakeholder hereby irrevocably designates and appoints Broadpoint and its duly authorized officers and agents as the Stakeholder’s agent and attorney-in-fact, to act for and on the behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent or trademark protection, or other analogous protection, with the same legal force and effect as if executed by the Stakeholder.

4.           Miscellaneous.

(a)           Governing Law; Consent to Personal Jurisdiction.  This Agreement shall be governed by the laws of the State of New York without reference to rules of conflicts of law.  The Stakeholder hereby consents to the personal jurisdiction of the state and federal courts located in New York, New York, for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(b)           Specific Performance; Injunctive Relief.  The parties acknowledge that (i) Broadpoint will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stakeholder set forth herein, (ii) the nature of the business of Broadpoint, Company and their affiliates is such that it could be conducted anywhere in the world and that it is not limited to a geographic scope or region, (iii) the provisions of this Agreement are reasonable and necessary for the protection of the business of Broadpoint, Company and their affiliates, (iv) the Stakeholder will not be unreasonably precluded from earning a living following his termination of employment if the provisions of this Agreement are fully enforced, and (v) Broadpoint would not have entered into this Agreement, and Company  would not have entered into the Employment Agreement, unless Executive agreed to be bound by the terms of Sections 1, 2 and 3 of this Agreement.  Therefore, it is agreed that, in addition to any other remedies that may be available to Broadpoint upon any such violation, Broadpoint shall have the right to seek enforcement of such covenants and agreements by specific performance, injunctive relief or by any other means available to Broadpoint at law or in equity.

(c)           Severability.  If any portion of this Agreement is held by an arbitrator or a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

(d)           No Assignment.  Because the nature of the Agreement is specific to the actions of the Stakeholder, the Stakeholder may not assign this Agreement.  This Agreement shall inure to the benefit of Broadpoint and its successors and assigns.

(e)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(i)           if to Broadpoint, to:

    Broadpoint Securities Group, Inc.
    12 East 49th Street, 31st Floor
    New York, New York 10017
    Attn:  General Counsel
    Telephone No.:  212-273-7178
    Facsimile No.:  212-273-7320

(ii)           if to the Stakeholder, at the address last set forth on the records of Company.

(f)           Entire Agreement.  This Agreement and the Employment Agreement contain the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof.  This Agreement may not be changed or modified, except by an agreement in writing executed by Broadpoint and the Stakeholder.

(g)           Waiver of Breach.  The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

(h)           Headings.  All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

(i)           Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

(j)           The Stakeholder’s obligations under this Agreement shall remain in effect regardless of the Stakeholder’s employment status with Broadpoint or any of its affiliates.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 2nd day of March, 2009.

BROADPOINT SECURITIES GROUP, INC.:

By:   /s/ Lee Fensterstock

Name:  Lee Fensterstock

Title:  Chairman and Chief Executive Officer

STAKEHOLDER:

By:   /s/ Eric Gleacher

Name:  Eric Gleacher

[Signature page of Eric Gleacher to Non-Compete Agreement
by and between Broadpoint Securities Group, Inc. and Eric Gleacher]